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                                                                  EXHIBIT 23.3.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 19, 1996 on the financial statements of Gerrity Oil & Gas Corporation as of December 31, 1994 and 1995 included herein and to all references to our firm included in or made a part of this Registration Statement.


                                        ARTHUR ANDERSEN LLP

Denver, Colorado
September 12, 1996                      By: /s/ Arthur Andersen
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